UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014 (October 23, 2014)

Cardtronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2014, Michael Clinard, President - Global Services and a named executive officer of Cardtronics, Inc. (“Cardtronics), gave notice of his resignation of employment with Cardtronics, the effective date of which is not yet determined but which is expected to be effective no later than the end of the first quarter of 2015.   Mr. Clinard informed Cardtronics that he intends to pursue other business opportunities and his resignation does not involve any disagreement with Cardtronics or any matter relating to Cardtronics’ operations, policies or practices.

In light of Mr. Clinard’s pending departure, effective as of December 31, 2014, Cardtronics will combine the operations of the Global Services group with the Enterprise Growth group led by David Dove.  This combined division will be called the “North American Business Group” and will be headed by Mr. Dove as “President - North American Business Group.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS, INC.

By:/s/ J. Chris Brewster

J. Chris Brewster

Chief Financial Officer

Dated: October 24, 2014